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                              EXHIBIT 23(M) & (A)
                 FORM OF PLAN OF DISTRIBUTION - CLASS L SHARES
                                       &
                                   SCHEDULE A



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                                    FORM OF

                                 CLASS L SHARES
                               IDEX MUTUAL FUNDS

                        PLAN OF DISTRIBUTION PURSUANT TO
              RULE 12B-1 UNDER THE INVESTMENT COMPANY ACT OF 1940

WHEREAS, IDEX Mutual Funds (the "IDEX") is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company, and offers for public sale shares of beneficial interest;

WHEREAS, IDEX desires to adopt a Plan of Distribution ("Plan") pursuant to Rule 12b-1 under the 1940 Act applicable to the Class L shares of each fund (each a "Fund," collectively, the "Funds") listed on Schedule A hereto, each a series of shares of IDEX; and

WHEREAS, IDEX has entered into an Underwriting Agreement ("Underwriting Agreement") with AFSG Securities Corporation ("AFSG"), pursuant to which AFSG serves as Distributor of the various series and classes of shares of IDEX during the continuous offering of its shares.

NOW THEREFORE, IDEX hereby adopts this Plan with respect to the Class L shares of the Fund in accordance with Rule 12b-1 under the 1940 Act.

1.       (A)      The Fund is authorized to pay to AFSG, as compensation for
         AFSG's services as Distributor of the Fund's Class L shares, a distribution fee at the rate of up to 0.75% on an annualized basis of the average daily net assets of the Fund's Class L shares. Such fee shall be calculated and accrued daily and paid quarterly or at such other intervals as IDEX and AFSG shall agree.

         (B) The Fund is authorized to pay AFSG, as compensation for AFSG's services as Distributor of the Fund's Class L shares, a service fee at the rate of up to 0.25% on an annualized basis of the average daily net assets of the Fund's Class L shares. Such fee shall be calculated and accrued daily and paid quarterly or at such other intervals as IDEX and AFSG shall agree.

         (C) The total fees payable under this Plan by the Fund with respect to its Class L shares shall not exceed the maximum rate of 1.00% on an annual basis of the average daily net assets of the Fund's Class L shares. To the extent the sum of any service fee paid under Paragraph 1(B) plus the distribution fee paid under paragraph 1(A) would otherwise exceed such maximum rate of 1.00%, the distribution fee paid under paragraph 1(A) shall be reduced pro tanto so that such maximum rate is not exceeded.

         (D) The Fund may pay a distribution or service fee to AFSG at a lesser rate than the fees specified in paragraphs 1(A) and 1(B), respectively, of this Plan, in either case as agreed upon by IDEX and AFSG and as approved in the manner specified in paragraph 4 of this Plan.


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2.       As Distributor of the Class L shares of the Fund, AFSG may spend such amounts as it deems appropriate on any activities or expenses primarily intended to result in the sale of the Class L shares of the Fund or the servicing and/or maintenance of Class L shareholder accounts, including, but not limited to: compensation to employees of AFSG; compensation to and expenses, including overhead and telephone expenses, of AFSG and other selected dealers who engage in or support the distribution of shares or who service shareholder accounts; the costs of printing and distributing prospectuses, statements of additional information and reports for other than existing shareholders; and the costs of preparing, printing and distributing sales literature and advertising materials.

3. This Plan shall not take effect unless it first has been approved by a vote of a majority of the outstanding voting securities of the Class L shares of the Fund.


4. This Plan shall not take effect with respect to the Class L shares of the Fund unless it first has been approved, together with any related agreements, by votes of a majority of both (a) the Board and (b) those Trustees of IDEX who are not "interested persons" of IDEX and have no direct or indirect financial interest in the operation of this Plan or any agreements related thereto ("Independent Trustees"), cast in person at a meeting or (meetings) called for the purpose of voting on such approval; and until the Trustees who approve the Plan's taking effect have reached the conclusion required by Rule 12b-1(e) under the 1940 Act.

5. If approved as set forth in paragraphs 3 and 4, this Plan shall continue thereafter in full force and effect with respect to the Class L shares of the Fund for so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in paragraph 4.

6. AFSG shall provide to the Board and the Board shall review, at least quarterly, a written report of the amounts expended by AFSG under this Plan and the Underwriting Agreement and the purposes for which such expenditures were made. AFSG shall submit only information regarding amounts expended for "distribution activities," as defined in this paragraph 6, to the Board in support of the distribution fee payable hereunder and shall submit only information regarding amounts expended for "service activities," as defined in this paragraph 6, to the Board in support of the service fee payable hereunder.

For purposes of this Plan, "distribution activities" shall mean any activities in connection with AFSG's performance of its obligations under this Plan or the Underwriting Agreement that are not deemed "service activities." "Service activities" shall mean activities in connection with the provision by AFSG or other entity of personal service and/or the maintenance of shareholder accounts with respect to the Class L shares of the Fund, within the meaning of the definition of "service fee" for purposes of Section 2830(b) (formerly Section 26(d)) of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. Overhead and other expenses of AFSG related to its "distribution activities" or "service activities," including telephone and other communications expenses, may be included in the information regarding amounts expended for such activities.


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7.       This Plan may be terminated at any time by vote of the Board, by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding voting securities of the Class L shares of the Fund.

8. This Plan may not be amended to increase materially the amount of fees provided for in paragraph 1 hereof unless such amendment is approved by a vote of a majority of the outstanding voting securities of the Class L shares of the Fund, and no material amendment to the Plan shall be made unless approved in the manner provided for approval and annual renewal in paragraph 5 hereof.

9. The amount of the fees payable by the Fund to AFSG under paragraph 1 hereof and the Underwriting Agreement is not related directly to expenses incurred by AFSG on behalf of the Fund in serving as Distributor of the Class L shares, and paragraph 2 hereof and the Underwriting Agreement do not obligate IDEX to reimburse AFSG for such expenses. The fees set forth in paragraph 1 hereof will be paid by the Fund to AFSG unless and until either the Plan or the Underwriting Agreement is terminated or not renewed with respect to the Class L shares. If either the Plan or the Underwriting Agreement is terminated or not renewed with respect to the Class L shares, any distribution expenses incurred by AFSG on behalf of the Class L shares of the Fund in excess of the payments of the fees specified in paragraph 1 hereof and the Underwriting Agreement which AFSG has received or accrued through the termination date are the sole responsibility and liability of AFSG, and are not obligations of IDEX.

10. While this Plan is in effect, the selection and nomination of Trustees who are not interested persons of IDEX shall be committed to the discretion of the Trustees who are not interested persons of IDEX.

11. As used in this Plan, the terms "majority of the outstanding voting securities" and "interested person" shall have the same meaning as those terms have in the 1940 Act.


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12.      IDEX shall preserve copies of this Plan (including any amendments thereto) and any related agreements and all reports made pursuant to paragraph 6 hereof for a period of not less than six years from the date of this Plan, the first two years in an easily accessible place.

IN WITNESS WHEREOF, IDEX has executed this Plan of Distribution on the day and year set forth below in St. Petersburg, Florida.



Dated as of _____________________



ATTEST:                                   IDEX MUTUAL FUNDS



                                                By:
----------------------------------


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                                   Schedule A

                 Participating Funds as of November 11, 2002


                        IDEX Aggressive Asset Allocation
                          IDEX Alger Aggressive Growth
                     IDEX American Century Income & Growth
                      IDEX American Century International
                       IDEX Conservative Asset Allocation
                           IDEX Federated Tax Exempt
                           IDEX Gabelli Global Growth
                              IDEX Marsico Growth
                        IDEX Great Companies - America(SM)
                         IDEX Great Companies - Global(2)
                      IDEX Great Companies - Technology(SM)
                         IDEX Isabelle Small Cap Value
                              IDEX Janus Balanced
                        IDEX Janus Capital Appreciation
                           IDEX Janus Flexible Income
                               IDEX Janus Global
                               IDEX Janus Growth
                           IDEX Janus Growth & Income
                        IDEX Jennison Equity Opportunity
                        IDEX LKCM Strategic Total Return
                         IDEX Moderate Asset Allocation
                  IDEX Moderately Aggressive Asset Allocation
                               IDEX Munder Net50
                            IDEX PBHG Mid Cap Growth
                     IDEX PBHG Technology & Communications
                            IDEX PIMCO Total Return
                         IDEX Protected Principal Stock
                              IDEX Salomon All Cap
                          IDEX Salomon Investors Value
                       IDEX T. Rowe Price Health Sciences
                          IDEX T. Rowe Price Small Cap
                    IDEX T. Rowe Price Tax-Efficient Growth
                 IDEX Transamerica Conservative High-Yield Bond
                    IDEX Transamerica Convertible Securities
                            IDEX Transamerica Equity
                     IDEX Transamerica Growth Opportunities
                         IDEX Transamerica Money Market
                        IDEX Transamerica Value Balanced



G:\Agreements\Class L Plan of Dist.DOC